Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. § 1350)

In connection with the Quarterly Report of DigitalGlobe, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2012, as filed with the Securities and Exchange Commission (the “Report”), the undersigned officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

DIGITALGLOBE, INC.,

a Delaware corporation

/s/ JEFFREY R. TARR
Jeffrey R. Tarr
President and Chief Executive Officer

October 31, 2012

A signed original of this certification has been provided to DigitalGlobe, Inc. and will be retained by DigitalGlobe, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.